Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                       April 1, 2000 - September 30, 2000
             Affiliated Underwriter: Banc of America Securities, LLC

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
                                Type
                                 of          Date                                     Principal/                              % of
                              Security     Offering  Purchase                           Shares            Price Paid   % of   Fund
          Issuer           (1),(2),(3),(4) Commenced   Date       Selling Broker**    Purchased   Price     By Fund    Issue  Assets
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
Nations Fund Trust
NATIONS NORTH CAROLINA
----------------------
INTERMEDIATE MUNICIPAL BOND
---------------------------
N. C. Housing Finance Agency,
5.95%, due 07/01/2010              4       05/23/00  05/23/00      Paine Webber       1,210,000   100.00   $1,210,000   1.25%  0.64%
N. C. Housing Finance Agency,
6.05%, due 07/01/2012              4       05/23/00  05/23/00      Paine Webber       1,750,000   100.00   $1,750,000   1.80%  0.93%
Iredell County Public Facility
Corp, 5.125%, due 06/01/2018       4       06/28/00  06/28/00        Wachovia         2,180,000    93.81   $2,045,145   5.45%  1.07%
Iredell County Public Facility
Corp, 5.50%, due 06/01/2009        4       06/28/00  06/28/00        Wachovia         1,955,000   103.03   $2,014,237   5.37%  1.05%

Nations Balanced Assets
-----------------------
Household Finance, 8.00%,
due 05/09/05                       1       05/12/00  05/02/00     Merrill Lynch         475,000    99.91     $474,573   0.02%  0.48%
Clear Channel Communications,
7.875%, due 06/15/00               1       06/14/00  06/14/00     Credit Suisse         500,000    99.94     $499,700   0.07%  0.52%
                                                                  First Boston
Arrow Electronics                  1       09/29/00  09/29/00     Goldman Sachs         215,000   100.00     $215,000   0.11%  0.24%
Comdisco, 9.50%, 08/15/03          1       08/04/00  08/04/00  Salomon Smith Barney     450,000    99.78     $449,010   0.03%  0.48%
Ford Motor Credit,
7.60%, 08/01/05                    1       07/26/00  07/26/00  Salomon Smith Barney     600,000    99.95     $599,682   0.02%  0.65%
HCA- The Healthcare Co.,
8.75%, 09/01/10                    1       08/18/00  08/18/00    Chase Securities        60,000   $99.53      $59,718   0.01%  0.06%
Bear Stearns Global,
7.80%, 08/15/07                    1       08/10/00  08/10/00      Bear Stearns         500,000    99.87     $499,330   0.08%  0.53%

Nations Strategic Income
------------------------
Household Finance, 8.00%,
due 05/09/05                       1       05/02/00  05/02/00     Merrill Lynch       2,200,000    99.91   $2,198,020   0.11%  1.09%
Arrow Electronics                  1       09/29/00  09/29/00     Goldman Sachs       1,250,000   100.00   $1,250,000   0.63%  0.50%
Comdisco, 9.50%, 08/15/03          1       08/04/00  08/04/00  Salomon Smith Barney   2,600,000    99.78   $2,594,280   0.17%  0.97%
Abitibi-Consolidated, Inc,
8.55%, 08/01/10                    1       07/13/00  07/13/00  Salomon Smith Barney   2,600,000    99.78   $2,594,306   0.52%  0.99%
Ford Motor Credit,
7.60%, 08/01/05                    1       07/26/00  07/26/00  Salomon Smith Barney   2,600,000    99.95   $2,598,622   0.09%  0.99%
HCA- The Healthcare Co.,
8.75%, 09/01/10                    1       08/18/00  08/18/00    Chase Securities     1,060,000    99.53   $1,055,018   0.14%  0.27%
Clear Channel Communications       1       09/07/00  09/07/00  Salomon Smith Barney     500,000    99.96     $499,795   0.07%  0.20%

Nations Bond
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Household Finance, 8.00%,
due 05/09/05                       1       05/02/00  05/02/00     Merrill Lynch      18,800,000    99.91  $18,783,080   0.94%  1.03%
Comdisco, 9.50%, 08/15/03          1       08/04/00  08/04/00  Salomon Smith Barney  25,000,000    99.78  $24,944,500   1.66%  1.04%
Ford Motor Credit,
7.60%, 08/01/05                    1       07/26/00  07/26/00  Salomon Smith Barney  25,300,000    99.95  $25,286,591   0.84%  1.06%
HCA- The Healthcare Co.,
8.75%, 09/01/10                    1       08/18/00  08/18/00    Chase Securities     3,070,000    99.53   $3,055,571   0.41%  0.13%
Bear Stearns Global,
7.80%, 08/15/07                    1       08/10/00  08/10/00      Bear Stearns      23,000,000    99.87  $22,969,180   3.83%  0.97%

Nations MidCap Growth Fund
--------------------------
Corvis Corporation                 1       07/27/00  07/27/00    CS First Boston         16,500   $36.00     $594,000   0.05%  0.18%
Tycom                              1       07/27/00  07/27/00     Goldman Sachs          23,650   $32.00     $756,800   0.06%  0.23%
Southern Energy Inc.               1       09/27/00  09/27/00     Goldman Sachs          16,400   $22.00     $360,800   0.03%  0.10%

Nations Short Intermediate
--------------------------
Government Bond
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Arrow Electronics                  1       09/29/00  09/29/00     Goldman Sachs      14,535,000   100.00  $14,535,000   7.27%  2.58%
Fleet Boston Financial Corp        1       09/12/00  09/12/00  Salomon Smith Barney   7,535,000    99.88   $7,526,259  0.001%  1.33%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act fo 1940, as amended.

** The Selling Broker is not affiliated with the Affliliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).